As filed with the United States Securities and Exchange Commission on February 4, 2021 under the Securities Act of 1933, as amended.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHARVARIS B.V.(1)

(Exact name of registrant as specified in its charter)

The Netherlands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

J.H. Oortweg 21,

2333 CH Leiden,

The Netherlands

+31 (0)71 203 6410

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Berndt Modig

Pharvaris B.V.

J.H. Oortweg 21

2333 CH Leiden

The Netherlands

+31 (0)71 203 6410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Sophia Hudson, P.C. Jennifer Lee, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 (20) 717-1000	Frank F. Rahmani, Esq. Samir A. Gandhi, Esq. Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 (415) 772-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-252157

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company     ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act..  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

(1)

We intend to convert the legal form of our Company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and change our name from Pharvaris B.V. to Pharvaris N.V. prior to the consummation of this offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Ordinary shares, par value €0.12 per share	1,518,575	$20.00	$30,371,500	$3,314

(1)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-252157).

(2)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $151,857,500 on its Registration Statement on Form F-1, as amended (File No. 333-252157), which was declared effective by the Securities and Exchange Commission on February 4, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $30,371,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional ordinary shares.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed with respect to the registration of 1,518,575 additional ordinary shares, par value €0.12 per share, of Pharvaris B.V., a Dutch private company with limited liability (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form F-1. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-252157) (the “Prior Registration Statement”), initially filed by the Registrant on January 15, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 4, 2021. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 5, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 5, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form F-1 (SEC File No. 333-252157) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of NautaDutilh N.V., Dutch counsel to the Registrant.

23.1	Consent of PricewaterhouseCoopers Accountants N.V.

23.2	Consent of NautaDutilh N.V. (included on Exhibit 5.1).

24	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-252157), filed with the Commission on January 15, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on February 4, 2021.

PHARVARIS B.V.

By:	/s/ Berndt Modig
Name: Berndt Modig
Title: Chief Executive Officer and Member of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on February 4, 2021 in the capacities indicated.

Name	Title

/s/ Berndt Modig Berndt Modig	Chief Executive Officer and Member of the Board (Principal Executive Officer)

* Anna Nijdam	Finance Director and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

* David Meeker, M.D.	Chairman of the Board

* Rémi Droller	Member of the Board

* Richard Gaster, M.D., Ph.D.	Member of the Board

* Robert Glassman, M.D.	Member of the Board

* Martijn Kleijwegt	Member of the Board

* Hans Schikan, Pharm.D.	Member of the Board

* Morgan Conn	Authorized Representative in the United States

*By:	/s/ Berndt Modig
Berndt Modig
Attorney-in-fact